Exhibit 99.1

Optinose Reports Second Quarter 2019 Financial Results
and Recent Operational Highlights

XHANCE net revenue grew 68% to $6.7 million from first to second quarter 2019

XHANCE prescriptions increased 51% from first to second quarter 2019

Company expects XHANCE net revenues for 2019 to be in the range of $29 - $34 million

Conference call and webcast to be held today at 4:30 p.m. Eastern Time

YARDLEY, Pa., August 12, 2019 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended June 30, 2019, and provided recent operational highlights.

“We delivered 51% quarter-over-quarter growth in the number of XHANCE prescriptions during the second quarter of 2019, making this the third consecutive quarter of 50% or greater prescription growth," stated CEO Peter Miller. "Our revenue growth in the second quarter was comparably strong at 68% and our first half average revenue per prescription is within our full year guidance range." Mr. Miller also noted, “Our focus is on execution of our commercial strategy which is succeeding based on the launch performance of XHANCE. As one highlight, we are encouraged by the initial progress of the territory managers we hired in April to expand our physician reach by 25%. We expect these newly staffed territories to be one of several important drivers that can increase the number of patients starting treatment with XHANCE. Finally, what is more exciting than the growth we have experienced to date is the substantial market opportunity that is still available for XHANCE."

Second Quarter 2019 and Recent Highlights

XHANCE Commercial Update
The number of XHANCE® (fluticasone propionate) prescriptions increased by 51% from first quarter to second quarter 2019 and by 17% from June to July 2019.

Based on currently available third-party data and our internal analyses, the Company estimates that more than 75% of commercially insured lives are in a plan in which XHANCE is covered.

In April 2019, the Company expanded its number of sales territories from 80 to 100. The Company is now calling on an estimated 2,200 previously uncalled-on physicians in the new sales territories and is now targeting over 10,000 total physicians. At the same time, the Company completed its transition from a contract sales force model to an internal sales force model.

XHANCE Development Update
In addition to XHANCE’s existing indication for treatment of nasal polyps, the Company plans to seek approval for a follow-on indication for treatment of chronic sinusitis in the U.S. in order to broaden its market opportunity. In May 2019, the Company initiated the second of two ongoing Phase 3b clinical trials for this condition.

Additional U.S. Patents Covering XHANCE
The United States Patent and Trademark Office (USPTO) recently issued two patents covering XHANCE. These patents, U.S. Patents 10,252,010 and 10,300,229, have been listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (Orange Book) for XHANCE and have terms that expire in years 2031 and 2035, respectively. XHANCE is now covered by 15 Orange Book-listed patents.

Second Quarter 2019 Financial Results

Revenue
The Company generated $6.7 million and $10.7 million of XHANCE net revenue during the three-month and six-month periods ended June 30, 2019. Total revenues for the six-month period ended June 30, 2019 was $11.2 million.

Expenses and net loss
For the three-month period ended June 30, 2019, research and development expenses were $5.3 million and selling, general and administrative expenses were $26.0 million. The net loss for the period was $(27.4) million, or $(0.66) per share (basic and diluted).

Cash
The Company had cash and cash equivalents of $144.0 million as of June 30, 2019.

Corporate Guidance

XHANCE Net Revenue
The Company expects XHANCE net revenue for 2019 to be in the range of $29 - $34 million.

XHANCE Average Net Revenue per Prescription
The Company continues to expect XHANCE average net revenue per prescription for 2019, which is calculated by dividing XHANCE net revenue for 2019 by the estimated number of XHANCE prescriptions dispensed during 2019, to be in the range of $185 - $205.

Operating Expenses
The Company expects total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2019 to be in the range of $128 - $133 million, of which the Company expects stock-based compensation to be in the range of $10 - $11 million. Previously the Company expected total GAAP operating expenses for 2019 to be in the range of $135 - $142 million of which stock-based compensation was expected to be in the range of $10 - $12 million.

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 4:30 p.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until August 19, 2019 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID: 7548458. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Net product revenues	$10,653	$2,139	$6,677	$1,274
Licensing revenues	500	—	—	—
Total revenues	11,153	2,139	6,677	1,274
Costs and expenses:
Cost of product sales	1,827	551	1,089	351
Research and development	9,857	3,747	5,295	2,046
Selling, general and administrative	52,340	49,871	26,000	21,860
Total costs and expenses	64,024	54,169	32,384	24,257
Loss from operations	(52,871)	(52,030)	(25,707)	(22,983)
Other expense	3,380	3,124	1,670	1,598
Net loss	$(56,251)	$(55,154)	$(27,377)	$(24,581)
Net loss per share of common stock, basic and diluted	$(1.36)	$(1.44)	$(0.66)	$(0.64)
Weighted average common shares outstanding, basic and diluted	41,283,478	38,271,101	41,310,608	38,688,366

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)
Cash and cash equivalents	$143,963	$200,990
Other assets	22,609	15,999
Total assets	$166,572	$216,989

Total current liabilities	$24,367	$25,697
Long-term debt, net	72,869	72,500
Other liabilities	864	181
Total stockholders' equity	68,472	118,611
Total liabilities and stockholders' equity	$166,572	$216,989

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the potential for continued XHANCE growth, potential growth drivers and market opportunity; the Company's plans to seek approval for a follow-on indication for XHANCE for the treatment of chronic sinusitis and the potential benefits of such indication; projected XHANCE net revenues for 2019; projected average revenue per prescription for 2019; projected Company GAAP operating expenses and stock-based compensation for 2019; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; the Company’s ability to grow XHANCE prescriptions; uncertainties and delays relating to the enrollment, completion, and results of clinical trials; unanticipated costs and expenses; risks and uncertainties relating to intellectual property; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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